   As filed with the Securities and Exchange Commission on February 13, 2002

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------
                      FISHER SCIENTIFIC INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                         02-0451017
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                       Identification Number)


                                One Liberty Lane

                          Hampton, New Hampshire 03842

                                 (603) 926-5911

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             Todd M. DuChene, Esq.
                 Vice President, General Counsel and Secretary
                      Fisher Scientific International Inc.
                                One Liberty Lane
                          Hampton, New Hampshire 03842
                                 (603) 929-5911

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  ------------
                                   copies to:

                                                        David E. Redlick, Esq.
     David J. Goldschmidt, Esq.                         Stuart R. Nayman, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP                  Hale and Dorr LLP
         Four Times Square                                 300 Park Avenue
    New York, New York 10036-6522                      New York, New York 10022
           (212) 735-3000                                   (212) 937-7200

                                  ------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-77046

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum   Proposed Maximum
Title of Each Class of Securities   Amount To Be    Offering Price      Aggregate           Amount of
      To Be Registered              Registered(1)    Per Share(2)     Offering Price(2)  Registration Fee
---------------------------------   -------------  ----------------   -----------------  ----------------
Common Stock, $.01 par value
 per share...................      747,500 shares      $27.00           $20,182,500        $ 1,856.79

(1) Includes 97,500 shares which the Underwriters have the option to purchase from the selling stockholder to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933 based upon the public offering price of $27.00.

                EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

     This registration statement is being filed with respect to the registration of additional shares of common stock, par value $.01 per share, of Fisher Scientific International Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-77046) are incorporated in this registration statement by reference.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, State of New Hampshire, on this 12th day of February, 2002.

                                  Fisher Scientific International Inc.

                                  By: /s/ Todd M. DuChene
                                      ---------------------------
                                      Name: Todd M. DuChene
                                      Title: Vice President, General Counsel and
                                             Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                 Date

_________*_________             Chairman of the Board and    February 12, 2002
  Paul M. Montrone              Chief Executive Officer


________*_______                Vice Chairman of the Board   February 12, 2002
 Paul M. Meister

_________*_______               Vice President and Chief     February 12, 2002
 Kevin P. Clark                 Financial Officer
_________*______                Director                     February 12, 2002
Mitchell J. Blutt

___________*___________         Director                     February 12, 2002
  Michael D. Dingman
___________*___________         Director                     February 12, 2002
  Anthony J. Di Novi

___________*___________         Director                     February 12, 2002
    Robert A. Day

__________*___________          Director                     February 12, 2002
   David V. Harkins


__________*_________            Director                     February 12, 2002
 Scott M. Sperling


_________*__________            Director                     February 12, 2002
   Kent R. Weldon

*By: /s/  Todd M. DuChene
-------------------------
Name:  Todd M. DuChene
Title:     Attorney-in-Fact

                                 EXHIBIT INDEX
Exhibit No.         Description

 5    -- Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1  -- Consent of Deloitte & Touche LLP
23.2  -- Consent of Deloitte & Touche LLP
23.3  -- Consent of Warady & Davis LLP
23.4  -- Consent of Skadden, Arps, Slate, Meagher & Flom LLP
         (included in Exhibit 5)
24    -- Powers of Attorney (incorporated by reference to the Registrant's
         Registration Statement on Form S-3 (File no. 333-77046))